EXHIBIT 23

Consent of Independent Public Accountants

The Board of Directors
Associated Banc-Corp.:

Re: Registration Statement on Form S-8

• #2-77435 • #2-99096 • #33-16952 • #33-24822 • #33-35560 • #33-54658	• #33-63545 •#33-67436 •#33-86790 •#333-46467 •#333-74307

Re: Registration Statement on Form S-3

• #2-98922 • #33-28081 • #333-59482	•#33-63557 •#33-67434 •#333-87578

We consent to incorporation by reference in the Registration Statements on Form S-8 and S-3 of Associated Banc-Corp of our report dated January 16, 2003 relating to the consolidated balance sheets of Associated Banc-Corp and Subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2002, which report appears in the December 31, 2002 annual report on Form 10-K of Associated Banc-Corp.

Our report refers to a change in the method of accounting for goodwill in 2002.

Chicago, Illinois
March 19, 2003